Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Rubicon Medical LLC
Salt Lake City, Utah

We consent to the use in this Registration Statement of Rubicon Medical, LLC on Form SB-2A, of our audit report dated May 1, 2000 for Rubicon Medical, LLC for the year ended December 31, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



HJ & Associates, LLC
Salt Lake City, Utah
May 24, 2001